UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation

Current Report on Form 8-K

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    On January 13, 2015, the Compensation Committee of the Board of Directors of Regis Corporation (the “Company”) approved certain matters related to the compensation program for its President and Chief Executive Officer, Daniel Hanrahan. The compensation decisions were the culmination of a review of Mr. Hanrahan’s compensation against certain market data, and took into consideration various factors, including the leadership Mr. Hanrahan has shown in effecting the Company’s turnaround of its business and the Board’s desire to ensure that Mr. Hanrahan remains incentivized to stay with the Company and continue the initiatives that are underway, while also taking into consideration the competitive market for chief executive talent in certain industries where Mr. Hanrahan is particularly qualified. The Compensation Committee worked with its independent compensation consultant, Towers Watson, to formulate a proposal to address these considerations.
As a result of the process described above, the Compensation Committee approved the following:

•
An amendment to Mr. Hanrahan’s employment agreement that increases the severance he would receive if he is terminated without cause or resigns for good reason, other than in connection with a change in control, from one times his base salary to two times his base salary. The severance calculation also includes the bonus he would have earned for the year had he remained employed, as provided in his original employment agreement.

•	The grant of certain supplemental equity awards designed to incentivize Mr. Hanrahan’s continued employment with the Company, which consist of:

◦	Restricted stock units valued at $3 million, all of which vest on the fifth anniversary of the date of grant.

◦
Stock appreciation rights (SARs) valued at $2 million, all of which cliff vest on the fifth anniversary of the date of grant and have a seven year term. The SARs are divided in tranches, whereby 20% of the shares have an exercise price equal to the fair market value of the Company’s stock on the date of grant, and the remaining 80% have exercise prices representing graduated premiums to the current fair market value, up to 46% above the current fair market value.

The provisions in the equity awards provide for accelerated vesting of the awards upon termination of Mr. Hanrahan’s employment due to death or disability, without cause, for good reason, and in connection with a change in control, and are otherwise subject to the terms of the Company’s Amended and Restated 2004 Long Term Incentive Plan, as approved by the Company’s shareholders at the 2013 annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: January 15, 2015	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary